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                      SECURITIES AND EXCHANGE COMMISSION

                              Washington DC 20549



                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (date of earliest event reported)     December 30, 1997
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                              CROWN ANDERSEN INC.
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            (Exact name of registrant as specified in its charter)



           Delaware                   0-14229                58-1653577
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(State or other jurisdic-     (Commission File No.)    (IRS Employer
 tion of incorporation)                                 Identification No.)


               306 Dividend Drive, Peachtree City, Georgia 30269
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         (Address of principal executive offices, including zip code)


                                (770) 486 2000
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             (Registrant's telephone number, including area code)

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Item 5.   Other Events
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          On December 30, 1997, the Circuit Court of Cowley County, Kansas
granted summary judgment in favor of Textron Investment Management Company, Farm Bureau Mutual Insurance Company and others against Crown Andersen Inc. on the issue of liability for the payment of principal and interest due on certain industrial revenue bonds. No monetary amount of the judgment was specified in the order. The Registrant intends to move for reconsideration based in part upon certain legal arguments which were not considered or ruled upon by the trial court, after which the Registrant would have the right to appeal any final judgment. In the event of a final judgment, the Registrant would receive title to the underlying Kansas property which will reduce any adverse financial impact upon the Registrant.

Item 7.   Financial Statements and Exhibits
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     c.   Exhibits

          The following exhibits are filed as part of this report:

                     Press release dated January 15, 1998.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CROWN ANDERSEN INC.



Date:     January 15, 1998                     By:  /s/ Jack D. Brady
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                                               Jack D. Brady
                                               Chairman of the Board
                                               Chief Executive Officer

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